Exhibit 2

March 9, 2006

Commvault Systems, Inc.

2 Crescent Place

P.O. Box 900

Oceanport, N.J. 07757-0900

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

Goldman, Sachs & Co.

85 Broad Street

New York, N.Y. 10004

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for Common Stock (the “Securities”) of CommVault Systems, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that from the date hereof and until and including 180 days after the public offering date (the “Public Offering Date”) set forth on the final prospectus used to sell the Securities (the “Full Lock-up Period”) pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co.

Notwithstanding the foregoing, if the reported last sale price per share of the Securities on The Nasdaq Stock Market’s National Market is at least 50% greater than the initial public offering price per share for 20 of the 30 trading days ending on the last trading day before the 100th day after the Public Offering Date (the period from the Public Offering Date to the 100th day thereafter, the “Initial Lockup Period”), then the number of shares of Securities equal to 20% of the shares of Securities subject to this Agreement on the Public Offering Date will be released (such release, the “Early Release”) from the restrictions of this Agreement on the 101st day after the Public Offering Date; provided that, the undersigned hereby agrees, after receiving notice from the Company specifying the last day of the Initial Lockup Period pursuant to the following paragraph, to give Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. written notice three business days prior to taking any of the actions set forth in the first paragraph of this Agreement pursuant to such Early Release.

Notwithstanding anything contained herein to the contrary, if (i) during the last 17 days of the Initial Lockup Period the Company releases earnings results or (ii) prior to the expiration of the Initial Lockup Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Initial Lockup Period, then, in each case, the Initial Lockup Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results, unless Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. waive, in writing, such extension.

Furthermore, notwithstanding anything contained herein to the contrary, if (i) during the last 17 days of the Full Lock-up Period the Company releases earnings results or (ii) prior to the expiration of the Full Lockup Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Full Lock-up Period, then, in the case of clauses (i) and (ii), the Full Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results, unless Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Initial Lock-up Period or Full Lockup Period pursuant to the previous two paragraphs will be delivered by Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. to the Company (in accordance with the Section of the Underwriting Agreement titled “Notices”) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to and including the 34th day following the expiration of (i) the Initial Lockup Period (with respect to the Securities subject to Early Release) and (ii) the Full Lock-up Period (with respect to all Securities or securities convertible into or exchangeable or exercisable for Securities subject to this Agreement other than those subject to Early Release), it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written notice from the Company that the Initial Lockup Period (as may have been extended pursuant to the third paragraph of this Agreement) or the Full Lockup Period (as may have been extended pursuant to the fourth paragraph of this Agreement), as applicable, has expired.

The (1) exercise of options granted to the undersigned, (2) conversion, on the Public Offering Date, of shares of the Series A, B, C, D, E, AA, BB or CC Preferred Stock of the Company outstanding as of the date of this Agreement (or received by the undersigned pursuant to the undersigned’s exercise of preemptive rights) and owned by the undersigned into Securities or (3) delivery or receipt by the undersigned of any Securities to give effect to a reverse stock split approved by the board of directors of the Company and disclosed in the final prospectus used to sell the Securities, in each case, will not be prohibited by this Agreement; provided that, any Securities or securities convertible into or exchangeable or exercisable for Securities received by the undersigned upon such exercise of options, such conversion of shares of Series A, B, C, D, E, AA, BB or CC Preferred Stock or such effectuation of a reverse stock split, will be subject to this Agreement. Furthermore, as of the date of this Agreement, shares of the Series A, B, C, D and E Preferred Stock of the Company, upon conversion, entitle the holders thereof to a cash payment of $14.85 per share and the payment of all accrued and unpaid dividends (such

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cash payment per share and accrued dividends together, the “Cash Amount”). Securities or securities convertible into or exchangeable or exercisable for Securities paid or delivered to the undersigned in partial or full satisfaction of the Cash Amount will be subject to this Agreement. Any Securities acquired by the undersigned in the open market or in any issuer directed share program will not be subject to this Agreement. A transfer of Securities to a family member, trust or charitable organization may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement; provided further, that any Securities so transferred will be subject to this Agreement for the Full Lockup Period.

In addition, the undersigned agrees that, without the prior written consent of Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., it will not, during the Full Lock-up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before December 31, 2006.

Very truly yours,
DLJ CAPITAL CORPORATION
By: /s/ Ivy Dodes
Name:	Ivy Dodes
Title:	Vice President

DLJ ESC II, L.P.
By: DLJ LBO Plans Management Corporation
Its: General Partner
By: /s/ Ivy Dodes
Name:	Ivy Dodes
Title:	Vice President

DLJ FIRST ESC, L.P.
By: DLJ LBO Plans Management Corporation
Its: General Partner
By: /s/ Ivy Dodes
Name:	Ivy Dodes
Title:	Vice President

DLJ INTERNATIONAL PARTNERS, C.V.
By: DLJ Merchant Banking, Inc.
Its: Advisory General Partner
By: /s/ Ivy Dodes
Name:	Ivy Dodes
Title:	Senior Vice President

DLJ MERCHANT BANKING FUNDING, INC.
By: /s/ Ivy Dodes
Name:	Ivy Dodes
Title:	Vice President

DLJ MERCHANT BANKING PARTNERS, L.P.
By: DLJ Merchant Banking, Inc.
Its: Managing General Partner
By: /s/ Ivy Dodes
Name:	Ivy Dodes
Title:	Vice President

DLJ OFFSHORE PARTNERS, C.V.
By: DLJ Merchant Banking, Inc.
Its: Advisory General Partner
By: /s/ Ivy Dodes
Name:	Ivy Dodes
Title:	Vice President

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